Exhibit 4.7.3

NEW SUNWARD HOLDING B.V.

CEMEX, S.A.B. DE C.V.

como Pignorantes / as Pledgors

CEMEX ESPAÑA, S.A.

como Sociedad / as Company

WILMINGTON TRUST (LONDON) LIMITED

como Agente de Garantías / as Security Agent

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

como Depositario /as Custodian

y / and

las Partes Garantizadas / the Secured Parties

CONTRATO DE EXTENSIÓN DE PRENDAS DE ACCIONES

(Share Pledges Extension Agreement)

ÍNDICE

CLÁUSULA		PÁGINA
1.	INTERPRETACIÓN Y DEFINICIONES	8

1.	INTERPRETATION AND DEFINITIONS	8

2.	EXTENSIÓN FORMAL DE OBLIGACIONES GARANTIZADAS	9

2.	FORMAL EXTENSION OF SECURED OBLIGATIONS	9

3.	REGULACIÓN DE LAS PRENDAS	9

3.	REGULATION OF THE PLEDGES	9

4.	DESPLAZAMIENTO POSESORIO	10

4.	DELIVERY OF THE POSSESSION	10

5.	DECLARACIONES DE LOS PIGNORANTES	11

5.	REPRESENTATIONS OF THE PLEDGORS	11

6.	TRIBUTOS Y GASTOS	12

6.	TAXES AND EXPENSES	12

7.	NOTIFICACIONES	12

7.	NOTICES	12

8.	SUBSANACIÓN O COMPLEMENTO DEL CONTRATO	13

8.	FURTHER ASSURANCES	13

9.	LEY Y JURISDICCIÓN	13

9.	LAW AND JURISDICTION	13

10.	IDIOMA	13

10.	LANGUAGE	13

En Madrid, a 19 de octubre de 2020.	In Madrid, on 19 October 2020.

INTERVIENEN	APPEAR

DE UNA PARTE,	ON THE ONE HAND,

A.1.- NEW SUNWARD HOLDING B.V., sociedad de nacionalidad holandesa, con domicilio social en WTC, Strawinskylaan 1637, Tower B, 16th. Floor, 1077 XX Amsterdam, Países Bajos, inscrita en la Cámara de Comercio e Industria de Ámsterdam (Kamer van Koophandel en Fabrieken voor Amsterdam) con número 34133556 y con número de identificación fiscal N-0032922-G (“Holding”).	A.1.- NEW SUNWARD HOLDING B.V., a company duly incorporated under the laws of The Netherlands, with registered offices at WTC, Strawinskylaan 1637, Tower B, 16th. Floor, 1077 XX Amsterdam, The Netherlands, registered with the Chamber of Commerce and Industries for Amsterdam (Kamer van Koophandel en Fabrieken voor Amsterdam) under the number 34133556 and with tax identification number N-0032922-G (“Holding”).

A.2.- CEMEX, S.A.B. DE C.V., entidad de nacionalidad mexicana, con domicilio social en Ciudad de Monterrey, N.L. (México), en la Avenida Constitución, número 444, Poniente, Zona Centro, inscrita en Registro Federal de Contribuyente con número CEM-880726-UZA y con número de identificación fiscal N-4121454-E (“Parent”).	A.2.- CEMEX, S.A.B. DE C.V., an entity duly incorporated under the laws of Mexico with registered offices at Ciudad de Monterrey, N.L. (México), Avenida Constitución, 444, Poniente, Zona Centro, registered with the Federal Registry under the number CEM-880726-UZA and with tax identification number N-4121454-E (“Parent”).

En lo sucesivo, Holding y Parent, conjuntamente, los “Pignorantes”, y cada uno de ellos, indistintamente, el o un “Pignorante”.	Hereinafter, Holding and Parent shall be jointly referred to as the “Pledgors”, and each of them, individually, as a “Pledgor”.

DE OTRA PARTE,	ON THE OTHER HAND,

A.3.- CEMEX ESPAÑA, S.A., entidad de nacionalidad española, con domicilio social en Hernández de Tejada 1, 28027, Madrid, con número de identificación fiscal A-46004214 e inscrita en Registro Mercantil de Madrid al Tomo 9.743 y 9.744, página 1 y 166, sección 8, hoja M-156542 (“Cemex España” o la “Sociedad”).	A.3.- CEMEX ESPAÑA, S.A., a company incorporated under the laws of Spain, with registered office at Hernández de Tejada 1, 28027, Madrid (Spain), with Tax Identification Number A-46004214 and registered with the Commercial Registry of Madrid, in volume 9,743 and 9,744, sheet 1 and 166, section 8, page no. M-156542 (“Cemex España” or the “Company”).

La Sociedad comparece en este acto a los efectos de darse por notificada de las Prendas constituidas en virtud del presente Contrato.	The Company appears in this act for the purposes of acknowledging the granting of the Pledges created by virtue of this Agreement.

Y DE OTRA PARTE,	AND ON THE OTHER HAND,

B.1.- Las entidades referidas en el Anexo 1 del presente Contrato (los “Acreedores”).	B.1.- The entities referred to in Annex 1 hereto (the “Lenders”).

B.2.- WILMINGTON TRUST (LONDON) LIMITED, entidad constituida de conformidad con las leyes de Inglaterra y Gales, con domicilio social en Third Floor, 1 King’s Arms Yard, Londres EC2R 7AF, inscrita en el Registro de Sociedades con número 05650152 (el “Agente de Garantías”).	B.2.- WILMINGTON TRUST (LONDON) LIMITED, an entity duly incorporated under the laws of England and Wales with registered offices at Third Floor, 1 King’s Arms Yard, London EC2R 7AF, registered with the Companies Home under the number 05650152 (the “Security Agent”).

El Agente de Garantías actúa en el presente Contrato en su propio nombre y derecho y, asimismo por cuenta y en beneficio de los Acreedores y de las restantes Partes Garantizadas (tal y como se definen más adelante) en virtud del Contrato de Relación entre Acreedores (tal y como éste se define a continuación).	The Security Agent acts in this Agreement in its own name and on its own behalf and, in addition for the Lenders, and of the remaining Secured Parties (as defined below) by virtue of the Intercreditor Agreement (as this term is defined below).

B.3.- BANCO BILBAO VIZCAYA ARGENTARIA, S.A., entidad de crédito con domicilio en Bilbao, Plaza de San Nicolás número 4, y número de identificación fiscal A-48265169 (el “Depositario”).	B.3.- BANCO BILBAO VIZCAYA ARGENTARIA, S.A., a credit entity with registered offices at Bilbao, Plaza de San Nicolás, 4, Spain, registered with Tax Identification Number A-48265169 (the “Custodian”).

El Depositario comparece a los solos efectos del desplazamiento posesorio de conformidad con lo dispuesto en la cláusula 4.	The Custodian appears in this document for the only purposes of the delivery of the possession, as established in clause 4.

Las entidades enumeradas anteriormente serán denominadas, conjuntamente, como las “Partes”.	The entities listed above shall be jointly referred to as the “Parties”.

EXPONEN	WHEREAS

I. Que la Sociedad y los Pignorantes forman parte del Grupo CEMEX (el “Grupo”), cuya matriz es Parent.	I. The Company and the Pledgors are part of the CEMEX Group (the “Group”), the parent company of which is Parent.

II. Que los Pignorantes son legítimos propietarios de las acciones de Cemex España que se detallan a continuación:	II. The Pledgors are the legitimate owners of the shares in Cemex España detailed below:

-   Holding es titular de 1.320.213.703 acciones de 1,17 euros de valor nominal cada una (las “Acciones Holding”), representativas del 99,4847% del capital social de la Sociedad. Las Acciones Holding están libres de cargas y gravámenes de cualquier tipo (salvo por las Prendas (tal y como se define a continuación)), conforme se acredita en el certificado de legitimación (el “Certificado de Prendas Acciones Holding”) expedido el 19 de octubre de 2020 por el Depositario actualmente encargado del registro contable de las Acciones Holding (el “Registro Acciones Holding”).

-   Holding owns 1,320,213,703 shares of 1.17 euro par value each (the “Holding Shares”), which represent 99.4847% of the share capital in the Company. The Shares are free and clear of any lien or encumbrance whatsoever (other than the Pledges (as defined below)), as evidenced by the ownership certificate (certificado de legitimación) (the “Holding Shares Pledges Certificate”) issued on 19 October 2020 by the Custodian, managing company of the registry where the Shares are recorded (the “Holding Shares Registry”).

-   Parent es titular de 2.050.000 acciones de 1,17 euros de valor nominal cada una (las “Acciones Parent”), representativas del 0,1545% del capital social de la Sociedad. Las Acciones Parent están libres de cargas y gravámenes de cualquier tipo (salvo por las Prendas (tal y como se define a continuación)), conforme se acredita en el certificado de legitimación (el “Certificado de Prendas Acciones Parent”) expedido el 19 de octubre de 2020 por el Depositario, entidad actualmente encargada del registro contable de las Acciones Parent (el “Registro Acciones Parent”).

-   Parent owns 2,050,000 shares of 1.17 euro par value each (the “Parent Shares”), which represent 0.1545% of the share capital in the Company. The Parent Shares are free and clear of any lien or encumbrance whatsoever (other than the Pledges (as defined below)), as evidenced by the ownership certificate (certificado de legitimación) (the “Parent Shares Pledges Certificate”) issued on 19 October 2020 by the Custodian, managing company of the registry where the Parent Shares are recorded (the “Parent Shares Registry”).

En lo sucesivo, se hará referencia a las Acciones Holding y a las Acciones Parent, conjuntamente, como las “Acciones”.	Hereinafter, the Holding Shares and the Parent Shares shall be jointly referred to as the “Shares”.

En lo sucesivo, se hará referencia al Certificado de Prendas Acciones Holding y al Certificado de Prendas Acciones Parent, conjuntamente, como los “Certificados de Prendas Originales”. Se adjunta a este Contrato como Anexo 2 una copia de los Certificados de Prendas Originales.

Hereinafter, the Holding Shares Pledges Certificate and the Parent Shares Pledges Certificate shall be jointly referred to as the “Original Pledges Certificates”. A copy of the Original Pledges Certificates is attached as Annex 2 hereto.

En lo sucesivo, se hará referencia al Registro de Acciones Holding y al Registro de Acciones Parent, conjuntamente, como los “Registros”.	Hereinafter, the Holding Shares Registry and the Parent Shares Registry shall be jointly referred to as the “Registries”.

III. Que en el año 2012, el Grupo llevó a cabo un proceso de reestructuración de su deuda financiera en el contexto del cual:	III. In 2012 the Group entered into a refinancing process of its financial indebtedness, in the context of which:

(i) el 17 de septiembre de 2012, Parent, el Agente de Garantías y ciertas sociedades del Grupo, entre otros, suscribieron un contrato de relación entre acreedores denominado “Intercreditor Agreement”, el cual fue elevado a público el 8 de noviembre de 2012 ante el Notario de Madrid, D. Rafael Monjo Carrió (tal y como el mismo ha sido novado en cada momento, el “Contrato de Relación entre Acreedores Existente”).

(i) on 17 September 2012, Parent, the Security Agent and certain companies of the Group (amongst others) entered into an intercreditor agreement, which was raised to the status of Spanish public document on 8 November 2012 before the Notary of Madrid, Mr. Rafael Monjo Carrió (as amended from time to time, the “Existing Intercreditor Agreement”).

(ii)  el 8 de noviembre de 2012 los Pignorantes (entre otros) suscribieron un contrato de constitución de prendas de acciones con la intervención del Notario de Madrid, D. Rafael Monjo Carrió, con el número 3.530 de su Libro Registro (tal y como ha sido novado, ratificado y extendido en cada momento, el “Contrato de Prendas”).

(ii)  on 8 November 2012, the Pledgors (amongst others) entered into a shares pledge agreement with the intervention of the Notary of Madrid Mr. Rafael Monjo Carrió with number 3,530 of his records (as amended, ratified and extended from time to time, the “Shares Pledge Agreement”).

En virtud del Contrato de Prendas, los Pignorantes constituyeron a favor de las Partes Garantizadas (tal y como este término se define en el Contrato de Relación entre Acreedores) derechos reales de prenda sobre sus respectivas Acciones (las “Prendas”).

By virtue of the Shares Pledge Agreement, the Pledgors granted in favour of the Secured Parties (as defined in the Intercreditor Agremeent) several first ranking concurrent pledges over their respective Shares (the “Pledges”).

Los Pignorantes constituyeron tantas Prendas como obligaciones se derivan a favor de las Partes Garantizadas en virtud de cada uno de los Documentos de Deuda (Debt Documents) (tal y como este término se define en el Contrato de Relación entre Acreedores).

The Pledgors granted as many Pledges as obligations arise from each of the Debt Documents (as defined in the Intercreditor Agreement) in favour of the Secured Parties.

V. Que, el 19 de julio de 2017:	V. On 19 July 2017:

(i) Parent y los Acreedores suscribieron un contrato de financiación sometido a derecho inglés denominado “Facilities Agreement”, el cual fue elevado a público en esa misma fecha ante el Notario de Madrid D. Antonio Pérez-Coca Crespo con número 4.008 de su protocolo (tal y como ha sido novado o modificado hasta la presente fecha, el “Contrato de Financiación Original”).

(i) Parent and the Lenders entered into an English law governed facilities agreement, which was raised to the status of Spanish public document on that same date before the Notary of Madrid Mr. Antonio Pérez-Coca Crespo under number 4,008 of his official records (as amended or modified up to the date hereof, the “Original Facilities Agreement”).

(ii)  Parent y el Agente de Garantías, entre otros, suscribieron un contrato de novación del Contrato de Relación entre Acreedores Existente (el “Contrato de Novación del Contrato entre Acreedores”), el cual fue elevado a público en esa misma fecha ante el Notario de Madrid D. Antonio Pérez-Coca Crespo con número 4.010 de su protocolo (el Contrato de Relación entre Acreedores Existente, tal y como ha sido novado en virtud del Contrato de Novación del Contrato entre Acreedores, el “Contrato de Relación entre Acreedores”).

(ii)  Parent and the Security Agent, amongst others, entered into an amendment and restatement agreement of the Existing Intercreditor Agreement (the “Intercreditor Amendment Agreement”), which was raised to the status of Spanish public document on that same date herein before the Notary of Madrid Mr. Antonio Pérez-Coca Crespo under number 4,010 of his official records (the Existing Intercreditor Agreement, as it has been amended by the Intercreditor Amendment Agreement, the “Intercreditor Agreement”).

La finalidad del Contrato de Novación del Contrato entre Acreedores fue reflejar que el Contrato de Financiación (tal y como se define más adelante) permita que puedan acceder a las garantías establecidas en relación con el mismo (Transaction Security) (i) los Acreedores bajo el Contrato de Financiación (tal y como se define más adelante) y cualquier acreedor acordeón (Accordion Lender) (tal y como se define dicho término en el Contrato de Financiación (tal y como se define más adelante)), así como también (ii) cualesquiera prestamistas o acreedores que puedan prestar financiación (Financial Indebtedness) (tal y como se define dicho término en el Contrato de Financiación (tal y como se define más adelante)) a cualquier obligado (Obligor) conforme al Contrato de Financiación (tal y como se define más adelante).

The purpose of the Intercreditor Amendment Agreement was to reflect that the Facilities Agreement (as defined below) allows the Transaction Security to be shared by (i) the Lenders under the Facilities Agreement (as defined below) and any Accordion Lenders (as such term is defined in the Facilities Agreement (as defined below)), as well as (ii) any lenders or creditors which may provide Financial Indebtedness (as such term is defined in the Facilities Agreement (as defined below)) to any Obligor under the Facilities Agreement (as defined below).

VI.  Que, el 13 de octubre de 2020, las Partes han suscrito un contrato de novación y refundición del Contrato de Financiación Original (el “Contrato de Novación del Contrato de Financiación Original”). En lo sucesivo, el Contrato de Financiación Original, tal y como sea novado a lo largo del tiempo y, específicamente, en virtud del Contrato de Novación del Contrato de Financiación Original será denominado como el “Contrato de Financiación”.

VI.  On 13 October 2020, the Parties have entered into an amendment and restatement agreement of the Original Facilities Agreement (the “Amendment Agreement of the Original Facilities Agreement”). Hereinafter, the Original Facilities Agreement, as amended from time to time and, specifically, by virtue of the Amendment Agreement of the Original Facilities Agreement, will be referred to as the “Facilities Agreement”.

VII. Que tal y como se prevé en el Contrato de Prendas y en el Contrato de Relación entre Acreedores:	VII. In accordance with the Shares Pledges Agreement and the Intercreditor Agreement:

(i) las “Obligaciones Garantizadas” bajo las Prendas incluyen todas las obligaciones presentes y futuras debidas por cualquier miembro del Grupo a cualquier Parte Garantizada (o Secured Party) bajo cada uno de los Documentos de Deuda (o Debt Documents);

(i) the “Secured Obligations” under the Pledges includes all the present and future obligations that may be due at any time by any member of the Group to any Secured Party under any Debt Documents;

(ii)  las “Partes Garantizadas” beneficiarias de las Prendas como acreedores pignoraticios incluyen, entre otros, a los acreedores bajo el Contrato de Financiación como “Acreedores de la Refinanciación” (o Refinancing Creditors); y

(ii) the “Secured Parties” beneficiaries of the Pledges as pledgees include, amongst others, the lenders under the Facilities Agreement as “Refinancing Creditors”; and

(iii)  los “Documentos de Deuda” (Debt Documents) garantizados en virtud de las Prendas incluyen, entre otros, el Contrato de Financiación (tal y como ha sido novado en virtud del Contrato de Novación del Contrato de Financiación Original) como “Documento de Refinanciación” (o Refinancing Document).

(iii) the “Debt Documents” secured under the Pledges include the Facilities Agreement (as amended by the Amendment Agreement of the Original Facilities Agreement) as “Refinancing Document”.

VIII. Que, de conformidad con lo previsto en el Contrato de Financiación, las Partes han acordado otorgar el presente contrato (el “Contrato”) que se regirá por las siguientes	VIII. In accordance with the Facitlities Agreement, the Parties have agreed to enter into this agreement (the “Agreement”) in accordance with the following

ESTIPULACIONES	CLAUSES

1. INTERPRETACIÓN Y DEFINICIONES	1. INTERPRETATION AND DEFINITIONS

1.1 Salvo que en este documento se establezca lo contrario, los términos en mayúsculas que se incluyen en este Contrato tendrán el significado que a los mismos se atribuye en el Contrato de Prendas.	1.1. Unless a contrary indication appears, capitalised terms included in this Agreement shall have the same meanings given to them in the Shares Pledges Agreement.

Las Partes acuerdan y hacen constar que este Contrato no modifica los términos y condiciones del Contrato de Financiación o del Contrato de Relación entre Acreedores. Además, este Contrato quedará sujeto a los términos del Contrato de Relación entre Acreedores y, en caso de cualquier inconsistencia, el Contrato de Relación entre Acreedores prevalecerá entre las partes de este Contrato y del Contrato de Relación entre Acreedores y siempre que lo permita la ley aplicable.

The Parties hereby agree that this Agreement shall not in any way prejudice or affect the terms and conditions contained in the Facilities Agreement or the Intercreditor Agreement. Further, this Agreement shall be subject to the terms of the Intercreditor Agreement and in the event of any inconsistencies, the Intercreditor Agreement shall prevail amongst the parties hereto and thereto and as permitted by applicable law.

1.2 Adicionalmente, expresamente se hace constar que:	1.2. In addition, it is expressly stated that:

“Obligaciones Garantizadas” incluye todas las Obligaciones (o Liabilities) y todas las obligaciones presentes y futuras pendientes en cualquier momento, debidas o incurridas por cualquier miembro del Grupo a cualquier Acreedor (en su condición de Parte Garantizada (o Secured Party)) bajo el Contrato de Financiación, tal

“Secured Obligations” means all the Liabilities and all other present and future obligations at any time due, owing or incurred by any member of the Group to any Lender (as Secured Party) under the Facilities Agreement, as amended by virtue of the Amendment Agreement of the Original Facilities Agreement (as Debt Document), both actual and contingent and whether incurred solely or jointly and as principal or surety or in any other capacity.

y como ha sido novado en virtud del Contrato de Novación del Contrato de Financiación Original (como Documento de Deuda (Debt Document)), tanto actuales como contingentes, incurridas de manera individual o conjunta, como obligación principal o accesoria de garantía o de cualquier otra forma.

2. EXTENSIÓN FORMAL DE OBLIGACIONES GARANTIZADAS	2. FORMAL EXTENSION OF SECURED OBLIGATIONS

2.1  De conformidad con el Contrato de Prendas, las Prendas garantizaban desde su otorgamiento todos los Documentos de Deuda (o Debt Documents), incluyendo los “Documentos de Refinanciación” (o Refinancing Documents).

2.1 In accordance with the Shares Pledges Agreement, the Pledges secured (as from the moment in time when they were granted) all the Debt Documents, including the Refinancing Documents.

2.2 Como consecuencia del otorgamiento del Contrato de Novación del Contrato de Financiación Original, en virtud del presente Contrato:	2.2 Further to the granting of the Amendment Agreement to the Original Facilities Agreement, by virtue of this Agreement:

2.2.1  expresamente se documenta la extensión de las Prendas a las Obligaciones Garantizadas derivadas del Contrato de Financiación, tal y como ha sido novado en virtud del Contrato de Novación del Contrato de Financiación Original (las cuales quedan expresamente garantizadas en virtud de las Prendas en los términos previstos en el Contrato de Prendas);

2.2.1  it is expressly documented the extension of the Pledges to the Secured Obligations arising under the Facilities Agreement, as amended by virtue of the Amendment Agreement of the Original Facilities Agreement (which are expressly secured under the Pledges in accordance with the Pledges Agreement);

2.2.2 los Pignorantes ratifican formalmente el Contrato de Prendas; y	2.2.2 the Pledgors formally ratify the Pledges Agreement; and

2.2.3 los Acreedores aceptan formalmente las Prendas otorgadas a su favor.	2.2.3 the Lenders expressly accept the Pledges granted in their favour.

3. REGULACIÓN DE LAS PRENDAS	3. REGULATION OF THE PLEDGES

3.1  Expresamente se da por reproducido en este Contrato el clausulado y la regulación prevista en el Contrato de Prendas, el cual aplicará mutatis mutandi a las Prendas constituidas en garantía de las Obligaciones Garantizadas derivadas del Contrato de Novación del Contrato de Financiación Original.

3.1  The regulation of the Shares Pledges Agreement shall be applicable (mutatis mutandi) to the Pledges securing the Secured Obligations under the Amendment Agreement of the Original Facilities Agreement.

3.2 Cada una de las Prendas es independiente de las restantes y se regirá separadamente por las normas contenidas en las Estipulaciones 2 a 18 del Contrato de Prendas.	3.2 Each of the Pledges is independent in its own right and shall each be governed separately by Clauses 2 to 18 of the Shares Pledges Agreement.

3.3  El Presente Contrato no modifica el Contrato de Prendas, sino que lo complementa en cuanto que regula las Prendas otorgadas en garantía de las Obligaciones Garantizadas derivadas del Contrato de Novación del Contrato de Financiación Original.

3.3  This Agreement does not modify the Shares Pledges Agreement, but just complement it in respect of the Pledges securing the Secured Obligations under the Amendment Agreement of the Original Facilities Agreement.

4. DESPLAZAMIENTO POSESORIO	4. DELIVERY OF THE POSSESSION

4.1 El Depositario, mediante su comparecencia en el presente Contrato, se da por notificado del otorgamiento del presente Contrato y se compromete a:	4.1 The Custodian, by means of is appearance as a party to this Agreement, acknowledges the execution of this Agreement and hereby undertakes to:

4.1.1  inscribir en el día de hoy la extensión y ratificación de cada una de las Prendas en los correspondientes Registros de anotaciones en cuenta y proceder al desglose de las Acciones, inscripción que equivaldrá al desplazamiento posesorio de las Acciones de conformidad con lo previsto en el artículo 12 del Real Decreto Legislativo 4/2015 que aprueba el texto refundido de la Ley del Mercado de Valores y en el artículo 14 del RD 878/2015; y

4.1.1. record as at the date hereof the extension and ratification of each of the Pledges in the relevant book entries Registries. This recording shall be equivalent to the delivery of possession of the Shares pursuant to Article 12 of the Legislative Royal Decree 4/2015 which approves the unified text of the Securities Market Law and Article 14 of RD 878/2015; and

4.1.2  una vez efectuada la inscripción prevista en el párrafo 4.1.1 anterior, emitir certificados de prendas reflejando la extensión y ratificación de todas las Prendas (incluyendo expresamente las Prendas en relación con el Contrato de Financiación) (los “Certificados de Prendas”). Los Certificados de Prendas serán remitidos por el Depositario al Agente de Garantías a la mayor brevedad posible.

4.1.2  once the recording foreseeing in paragraph 4.1.1 above has taken place, issue pledges certificates evidencing the extension and ratification of all the Pledges (expressly including the Pledges in respect of the Facilities Agreement) (the “Pledges Certificates”). The Pledges Certificates will be delivered by the Custodian to the Security Agent as soon as practicable.

5. DECLARACIONES DE LOS PIGNORANTES	5. REPRESENTATIONS OF THE PLEDGORS

5.1 Los Pignorantes declaran y manifiestan a favor de las Partes Garantizadas:	5.1 The Pledgors represent in favour of the Secured Parties:

5.1.1 Que la Sociedad es una sociedad existente y válidamente constituida en España y está inscrita en el Registro Mercantil de Madrid.	5.1.1 That the Company exists and is validly incorporated under the laws of Spain and is registered with the Mercantile Registry of Madrid.

5.1.2 Que el Depositario es la entidad encargada de los Registros de las Acciones.	5.1.2 That the Custodian is the managing company of the Registries where the Shares are recorded.

5.1.3 Que tienen capacidad para suscribir y cumplir el presente Contrato y han realizado todas las actuaciones necesarias para autorizar el otorgamiento y cumplimiento del mismo.	5.1.3 That they have the capacity to execute this Agreement and all necessary actions to authorise the execution and performance of this Agreement have been obtained.

5.1.4 Que los derechos reales de prenda constituyen obligaciones válidas de los Pignorantes, exigibles frente a los mismos con arreglo a lo dispuesto en este Contrato y leyes aplicables.	5.1.4 That the rights in rem of pledges constitute valid and binding obligations to the Pledgors, in accordance with the terms of this Agreement and applicable laws.

5.1.5  Que la aceptación y cumplimiento por los Pignorantes de las obligaciones contempladas en este Contrato: (a) no contraviene ningún mandato o decisión judicial o administrativa; (b) no entra en conflicto con sus escrituras de constitución o sus estatutos o los de la Sociedad; (c) no se opone a ningún documento, acuerdo o contrato que sea vinculante para los Pignorantes ni para la Sociedad ni (d) requiere autorización, consentimiento, licencia o permiso (a salvo de las correspondientes autorizaciones adoptadas por sus respectivos órganos de administración).

5.1.5  That the acceptance and performance by the Pledgors of the obligations set out hereunder: (a) does not contravene any judicial or administrative order or decision; (b) does not contravene their constitutional documents or the Company’s in any respect; (c) does not oppose to any document, agreement or contract binding for the Pledgors or the Company; and (d) does not require any authorisation, consent, licence or permit (save for the relevant corporate authorizations adopted by the respective Boards of Directors).

5.1.6  Los Pignorantes ostentan legítimamente la plena propiedad de las Acciones y tienen pleno poder de disposición sobre las mismas (a salvo de las limitaciones establecidas en la cláusula 6 del Contrato de Prendas).

5.1.6 The Pledgors are the owners of the Shares and have the full title to dispose of their respective Shares (save for the limitations set forth in clause 6 of the Shares Pledge Agreement).

5.1.7 Que las Acciones: (a) no están sometidas a ninguna carga, gravamen o derecho de opción de compra o de venta o restricción

5.1.7  That the Shares: (a) are free from any lien, encumbrance, option right or statutory or contractual restriction to their transmission (other than the Pledges); (b) have been validly issued by the Company; and (c) are fully subscribed and paid up.

estatutaria o contractual a su libre transmisibilidad (otros que las Prendas); (b) han sido válidamente emitidas por la Sociedad; y (c) están plenamente suscritas y completamente desembolsadas.

5.1.8  Sujeto a la aceptación por parte de las Partes Garantizadas, mediante este Contrato se otorgan derechos reales de prenda de primer rango sobre las Acciones a favor de las Partes Garantizadas, en garantía de las Obligaciones Garantizadas, en los mismos términos que los derechos reales de prenda sobre las Acciones constituidos en garantía de las obligaciones derivadas de otros Documentos de Deuda.

5.1.8  Subject to acceptance by the Secured Parties, first ranking pledges over the Shares are created in favour of the Secured Parties as security for the performance of the Secured Obligations, with the same terms of the pledges over the Shares created as security of the obligations arising of other Debt Documents.

5.1.9 Que las Acciones pignoradas representan el 99,6392% del capital social de la Sociedad.	5.1.9 That the pledged Shares represent the 99.6392% of the share capital of the Company.

6. TRIBUTOS Y GASTOS	6. TAXES AND EXPENSES

Serán por cuenta de los Pignorantes cuantos tributos, tasas, gravámenes, aranceles, timbres, corretajes y gastos, de la naturaleza que sean (incluidos los honorarios del Notario que interviene en el otorgamiento del presente Contrato y los del mantenimiento de los Registros contable de las Acciones) se originen, ahora o en el futuro, por causa del otorgamiento, de la extensión, conservación, modificaciones, cancelación y ejecución de las Prendas de acuerdo con los términos de este Contrato y cualesquiera otros gastos u honorarios de abogados y procuradores y tasas y/o costas judiciales que puedan originarse a las Partes Garantizadas por causa del incumplimiento por los Pignorantes de sus obligaciones bajo este Contrato.

All present and future taxes, fees and expenses of any nature whatsoever (including the fees of the Notary attesting and before whom this Agreement is granted and those connected with the maintenance of the Registries of book entries where the Shares are recorded) arising out of the execution, extension, maintenance, amendments, cancellation and enforcement of the Pledges in accordance with this Agreement as well as any other fees or expenses of legal advisors and procuradores and the judicial costs in which the Secured Parties may incur as a consequence of the breach by the Pledgors of any of its obligations hereunder, shall be borne by the Pledgors.

7. NOTIFICACIONES	7. NOTICES

Las Partes efectuarán todas las notificaciones relativas a este Contrato de conformidad con el Contrato de Prendas.	All notices to be delivered between the parties in connection with this Agreement shall be made in accordance with the Shares Pledges Agreement.

8. SUBSANACIÓN O COMPLEMENTO DEL CONTRATO	8. FURTHER ASSURANCES

Los Pignorantes deberán, dentro de los diez (10) Días Hábiles siguientes a la recepción de una notificación por escrito del Agente de Garantías, otorgar cuantos documentos públicos o privados sean necesarios a los efectos de subsanar o aclarar este Contrato, o a los efectos de perfeccionar las Prendas.

The Pledgors shall, within ten (10) Business Days of receipt of a written request from the Security Agent, grant all such documents (private or public) as may be necessary to clarify any term of this Agreement or perfect the Pledges.

9. DOCUMENTO PÚBLICO	9. PUBLIC DOCUMENT

Las Partes suscriben y elevan a público el presente Contrato ante el Notario de Madrid, D. Antonio Pérez-Coca Crespo.	The Parties execute and raise to public document status this Agreement in front of the Notary of Madrid, Mr. Antonio Pérez-Coca Crespo.

9. LEY Y JURISDICCIÓN	9. LAW AND JURISDICTION

9.1 Este Contrato se regirá e interpretará de conformidad con la legislación española.	9.1 This Agreement will be governed by and construed in accordance with Spanish law.

9.2  Las Partes, con renuncia expresa a cualquier otro fuero, se someten expresa e irrevocablemente al de los Juzgados y Tribunales de la ciudad de Madrid, para cualesquiera desavenencias que pudieran derivarse de este Contrato.

9.2  Each of the parties to this Agreement irrevocably submits themselves, with express waiver to any other forum, to the jurisdiction of the Courts and Tribunals of the city of Madrid for the resolution of any claim which may arise out of in connection with this Agreement.

10. IDIOMA	10. LANGUAGE

El presente Contrato se redacta en idioma inglés y en idioma español. En caso de discrepancia o incongruencia entre la versión redactada en inglés y la redactada en español, prevalecerá la versión española. La versión inglesa tiene carácter meramente informativo.

This Agreement is executed in both the Spanish and the English language. In the event of any discrepancy or inconsistency between the Spanish and the English versions, the Spanish version shall prevail. The English version is intended for information purposes only.

/s/ Antonio Iván Sánchez Ugarte
CEMEX, S.A.B. DE C.V.
NEW SUNWARD HOLDING B.V. CEMEX ESPAÑA, S.A.

Mr. Antonio Iván Sánchez Ugarte

/s/ Juan Bosco Eguilior Monfort	/s/ Miguel Castillo Rodríguez

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. (como Depositario / as Custodian)
BANCO BILBAO VIZCAYA ARGENTARIA, S.A.
BBVA BANCOMER, S.A. INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO BBVA BANCOMER
Mr. Juan Bosco Eguilior Monfort

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. (como Depositario / as Custodian)
BANCO BILBAO VIZCAYA ARGENTARIA, S.A.
BBVA BANCOMER, S.A. INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO BBVA BANCOMER
Mr. Miguel Castillo Rodríguez

/s/ William Van Dyke
CITIBANK EUROPE PLC asimismo, en nombre y representación de los ACREEDORES GARANTIZADOS CITIBANK N.A., INTERNATIONAL BANKING FACILITY Mr. William Van Dyke

/x/ José Luis Vicent	Susana Sedano
BANCO SANTANDER, S.A. BANCO SANTANDER MÉXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO SANTANDER MÉXICO Mr. José Luis Vicent	BANCO SANTANDER, S.A. BANCO SANTANDER MÉXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO SANTANDER MÉXICO Ms. Susana Sedano

/s/ Daniela Slime Reyes Sosa
BANCO MERCANTIL DEL NORTE, S.A. INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO BANORTE
CRÉDIT INDUSTRIEL ET COMMERCIAL, LONDON BRANCH
SUMITOMO MITSUI BANKING CORPORATION
WILMINGTON TRUST (LONDON) LIMITED
Ms. Daniela Slime Reyes Sosa

/s/ Antonio Vilela Millán	/s/ Francisco Javier Rubio Cía
HSBC FRANCE, SUCURSAL EN ESPAÑA HSBC MÉXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO HSBC Mr. Antonio Vilela Millán	HSBC FRANCE, SUCURSAL EN ESPAÑA HSBC MÉXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO HSBC Mr. Francisco Javier Rubio Cía

/s/ Felix Morón Rodrigo
HSBC FRANCE, SUCURSAL EN ESPAÑA Mr. Felix Morón Rodrigo

/s/ Juan Facundo Ponton
INTESA SAN PAOLO S.P.A., NEW YORK BRANCH Mr. Juan Facundo Ponton

Josemaria Martínez-Echevarría Castillo
BANK OF AMERICA N.A., LONDON BRANCH Mr. Josemaría Martínez-Echevarría Castillo

/s/ María de los Ángeles Fosar Mico
BANCO SABADELL, S.A. INSTITUCIÓN DE BANCA MÚLTIPLE Ms. María de los Ángeles Fosar Mico

/s/ Tomas Juan Echandi Eastman
BANCO NACIONAL DE MÉXICO, S.A., INTEGRANTE DEL GRUPO FINANCIERO BANAMEX BA Mr. Tomas Juan Echandi Eastman

ANEXO 1

ACREEDORES / LENDERS

1.	Banco Bilbao Vizcaya Argentaria, S.A.

2.	Banco Mercantil del Norte, S.A. Institución de Banca Múltiple, Grupo Financiero Banorte

3.	Banco Nacional de Comercio Exterior, S.N.C.

4.	Banco Nacional de México, S.A., Integrante del Grupo Financiero Banamex

5.	Banco Sabadell, S.A., Institución de Banca Múltiple

6.	Banco Santander, S.A.

7.	Banco Santander México, S.A., Institución de Banca Múltiple, Grupo Financiero Santander México

8.	Bank of America N.A., London Branch

9.	Bayerische Landesbank, New York Branch

10.	BBVA Bancomer, S.A. Institución de Banca Múltiple, Grupo Financiero BBVA Bancomer

11.	BNP Paribas, NY Branch

12.	BNP Paribas, S.A., Sucursal en España

13.	Citibank N.A., International Banking Facility

14.	Crédit Agricole Corporate Investment Bank

15.	Crédit Industriel et Commercial, London Branch

16.	Export Development Canada

17.	HSBC France, Sucursal en España

18.	HSBC México, S.A., Institución de Banca Múltiple, Grupo Financiero HSBC

19.	ING Bank N.V., Dublin Branch

20.	Intesa San Paolo S.p.A., New York Branch

21.	JP Morgan Chase Bank N.A.

22.	Mizuho Bank Ltd

23.	National Westminster Bank Plc

24.	Société Générale

25.	Sumitomo Mitsui Banking Corporation

ANEXO 2

COPIA DE LOS CERTIFICADOS DE PRENDA ORIGINALES / COPY OF THE ORIGINAL PLEDGE CERTIFICATES